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                                                                     Exhibit 4.3

                          ESCROW AND SECURITY AGREEMENT

THIS ESCROW AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of March 14, 2001, is by and among AMERICAN CELLULAR CORPORATION, a Delaware corporation (the "COMPANY"), UNITED STATES TRUST COMPANY OF NEW YORK, a national banking corporation, as the Trustee under the Indenture (as defined below) (the "TRUSTEE"), and UNITED STATES TRUST COMPANY OF NEW YORK , a national banking corporation (in its capacity as escrow agent and securities intermediary, the "ESCROW AGENT" or "SECURITIES INTERMEDIARY"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Indenture described below.

                                   WITNESSETH:

WHEREAS, the Company and Trustee have entered into an Indenture dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "INDENTURE") pursuant to which the Company will issue $450,000,000 of its 9 1/2% Senior Subordinated Notes due 2009 (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "NOTES");


WHEREAS, it is a condition precedent to the purchase of the Notes under that certain Purchase Agreement dated March 9, 2001 (the "PURCHASE AGREEMENT"), between the Company and Lehman Brothers Inc., Banc of America Securities LLC, Barclays Capital Inc., Deutsche Banc Alex. Brown, Dresdner Kleinwort Wasserstein
- Grantchester, Inc., First Union Securities, Inc., and TD Securities (USA) Inc. (the "REPRESENTATIVES") relating to the sale and purchase of the Notes that the Deposit (as defined below) be delivered into escrow pursuant to this Agreement;

WHEREAS, it is a condition precedent to the purchase of the Notes under the Purchase Agreement that the Company grant to Trustee on behalf of the holders of the Notes a security interest in the Account and the financial assets and any free credit balance carried therein; and

WHEREAS, the Company has agreed to place in escrow the Deposit (as defined below), to be held pursuant to the terms of this Agreement and the Indenture;

WHEREAS, the Securities Intermediary has established a securities account, which is also an escrow account, number 04000911 at ABA #021-000-021, in the name of the Company (the "ACCOUNT");

WHEREAS, the Company and the Securities Intermediary are entering into this Agreement to provide for the control of the Account and to perfect the security interest of the Trustee in the Account (as defined below) and the financial assets and any free credit balance carried therein as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       DEPOSIT; INTEREST

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                           (a) DEPOSIT BY THE COMPANY. On the date hereof, the
         Company shall deliver to the Escrow Agent any cash and Permitted Investments (as set forth on EXHIBIT A hereto, each a "PERMITTED INVESTMENT") in an amount so as to be, together with any interest thereon, sufficient to pay the first four scheduled cash interest payments on the Notes, as certified by an independent public accounting firm of national reputation (the "DEPOSIT") previously purchased from a portion of the net proceeds from the sale of the Notes. The Company may, at any time and from time to time, substitute any combination of cash and Permitted Investments for previously deposited cash and Permitted Investments; provided, however, that such substituted cash and Permitted Investments must be in an amount so as to, together with any interest thereon, be sufficient to pay the remaining of the first four scheduled cash interest payments on the Notes, as certified to the Escrow Agent by an independent public accounting firm of national reputation.

                           (b) INTEREST. Any interest or other profit resulting from the Deposit shall become part of the Deposit and treated hereunder as though a part of the original Deposit.

         2. RELEASE OF DEPOSIT. The Escrow Agent shall hold the Deposit in escrow pursuant to this Agreement until authorized hereunder to deliver the Deposit to the Company in accordance with the requirements of Section 11 hereof.

         3. CERTAIN ADDITIONAL AGREEMENTS. The Company and the Trustee shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to the provisions of Sections 1 and 2 hereof.

         4. THE ACCOUNT. THE PARTIES AGREE AND REPRESENT THAT (A) THE ACCOUNT HAS BEEN ESTABLISHED IN THE NAME OF THE COMPANY AS RECITED ABOVE, (B) THE ACCOUNT IS AN ACCOUNT AS TO WHICH FINANCIAL ASSETS ARE OR MAY BE CREDITED, (C) THE ACCOUNT HAS NO FINANCIAL ASSETS WHICH ARE REGISTERED IN THE NAME OF THE COMPANY, PAYABLE TO ITS ORDER, OR SPECIALLY ENDORSED TO IT, WHICH HAVE NOT BEEN ENDORSED TO THE SECURITIES INTERMEDIARY OR IN BLANK, (D) THIS AGREEMENT IS THE VALID AND LEGALLY BINDING OBLIGATIONS OF THE SECURITIES INTERMEDIARY, (E) EXCEPT FOR THE CLAIMS AND INTERESTS OF THE TRUSTEE AND OF THE COMPANY IN THE ACCOUNT, SECURITIES INTERMEDIARY DOES NOT KNOW OF ANY CLAIM TO OR INTEREST IN THE ACCOUNT OR IN ANY FINANCIAL ASSET CARRIED THEREIN, (F) THE SECURITIES INTERMEDIARY SHALL, SUBJECT TO THE TERMS OF THIS AGREEMENT, TREAT THE COMPANY AS ENTITLED TO EXERCISE THE RIGHTS THAT COMPRISE ANY FINANCIAL ASSET CREDITED TO THE ACCOUNT AND (G) ALL PROPERTY DELIVERED TO THE SECURITIES INTERMEDIARY FOR DEPOSIT TO THE ACCOUNT WILL PROMPTLY BE CREDITED TO THE ACCOUNT. SECURITIES INTERMEDIARY WILL TREAT ALL PROPERTY HELD BY IT IN THE ACCOUNT AS FINANCIAL ASSETS UNDER ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE, AS AMENDED (THE "CODE").

         5. NO WITHDRAWALS. Securities Intermediary shall neither accept nor comply with any entitlement order from the Company withdrawing any financial assets from the Account nor deliver any such financial assets to the Company nor pay any free credit balance or other amount owing from Securities Intermediary to the Company, except in the circumstances described in Section 11(b), 11(c) or 11(d) hereof, as applicable, and only if the requirements to such transfer set forth in Section 11(b), 11(c) or 11(d), as applicable, have been satisfied. Notwithstanding the

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foregoing sentence or anything to the contrary herein, following delivery to
Securities Intermediary of a Notice of Exclusive Control (as defined below) from Trustee and, until such Notice of Exclusive Control is withdrawn by the Trustee, Securities Intermediary shall comply only with entitlement orders given by Trustee.

         6. PRIORITY OF LIEN. The Company hereby grants to the Trustee for the benefit of the holders of the Notes, to secure obligations of the Company under the Notes, a first priority security interest in the Account, all financial assets carried therein, any free credit balance therein and any and all proceeds of the foregoing (the "COLLATERAL"). Securities Intermediary consents to such security interest. Securities Intermediary hereby confirms that it will not advance any margin or other credit to the Company therein, either directly or indirectly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, executing sell orders on securities not held in the Account or by executing trades in instruments such as options and commodities contracts that create similar obligations, nor shall Securities Intermediary hypothecate any securities carried in the Account. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff Securities Intermediary may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and commissions, it will not assert any such lien, encumbrance, claim or right or the priority thereof against the Account or any financial asset carried in the Account or any credit balance in the Account. Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Trustee and the Company. The Company represents and warrants that, except for the security interest granted to the Trustee hereby, the Company owns the Collateral free and clear of any and all liens and claims of others.

         7. CONTROL. Securities Intermediary will comply with entitlement orders originated by Trustee concerning the Account without further consent by the Company. Except as otherwise provided in Section 5 and 6 above, Securities Intermediary shall make trades of financial assets held in the Account at the instruction of the Company, or its authorized representative, and comply with entitlement orders concerning such trades from the Company, or its authorized representative in any of the Permitted Investments, until such time as Trustee delivers a written notice to Securities Intermediary which states that an Event of Default (as defined in the Indenture) has occurred under the Indenture and that the Trustee is exercising exclusive control over the Account, unless and until such notice is withdrawn. Such notice is referred to herein as the "NOTICE OF EXCLUSIVE CONTROL." After Securities Intermediary receives a Notice of Exclusive Control, it will immediately cease complying with all instructions or entitlement orders concerning the Account originated by the Company or its representative. Trustee agrees with the Company that it shall not deliver a Notice of Exclusive Control to Securities Intermediary unless and until an Event of Default shall have occurred and be continuing. Further, Trustee agrees that it shall not deliver entitlement orders except as provided in Section 11 hereof.

         8. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. Securities Intermediary will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to the Company and Trustee at the addresses set forth in Section 12(f) of this Agreement. If any person asserts any lien, encumbrance or adverse claim

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against the Account or in any financial asset carried therein, Securities
Intermediary will promptly notify the Company and Trustee thereof.

         9. SECURITIES INTERMEDIARY AND ESCROW AGENT

                           (a) Except for advancing margin or other credit to the Company in violation of Section 6 above, Securities Intermediary shall have no responsibility or liability to Trustee for making trades of financial assets held in the Account at the instruction of the Company, or its authorized representative, or complying with entitlement orders in accordance with Section 5 above concerning the Account from the Company, or its authorized representative, which are received by Securities Intermediary before Securities Intermediary receives a Notice of Exclusive Control. Securities Intermediary shall have no responsibility or liability to the Company for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Trustee. Securities Intermediary shall have no duty to investigate or make any determination as to whether the conditions for the issuance of a Notice of Exclusive Control contained in any agreement between the Company and the Trustee have occurred. Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty of Securities Intermediary other than those expressly set forth herein.

                           (b) The Escrow Agent, in its capacity as such, shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Indenture, except those expressly set forth herein. Except for this Agreement, the Escrow Agent, in its capacity as such, is not a party to, or bound by, any agreement that may be required under, evidenced by, or arise out of the Indenture.

                           (c) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Deposit, which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by a joint written instruction of the Company and the Trustee or by order of a court of competent jurisdiction. The Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other document reasonably believed by the Escrow Agent to be signed by the proper party or parties.

                           (d) The Escrow Agent, in its capacity as such, shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct, and the Escrow Agent shall have no duties to anyone except the Company and the Trustee and their respective successors and permitted assigns.

                           (e) The Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Agreement, or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected with

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         respect to any action taken or omitted in good faith in accordance with the opinion and instructions of counsel.

                           (f) In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for the Deposit (other than all claims or demands made pursuant to a duly delivered Notice of Exclusive Control), the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named herein for its failure or refusal to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue so to refrain and refuse so to act until all differences shall have been resolved by agreement and the Escrow Agent shall have been notified thereof in writing signed by the Company and the Trustee. In the event of such disagreement which continues for ninety (90) days or more, the Escrow Agent in its discretion may, but shall be under no obligation to, file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated and may deposit with the court all documents and property held hereunder. The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in such action, including reasonable attorneys' fees and disbursements.

                           (g) The Escrow Agent is hereby indemnified by the Company from all losses, costs and expenses of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, unless such losses, costs or expenses shall have been caused by the Escrow Agent's willful misconduct or gross negligence. Such indemnification shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement until extinguished by any applicable statute of limitations.

                           (h) The Escrow Agent, in its capacity as such, does not have any interest in the Deposit deposited hereunder but is serving as escrow holder only and having only possession thereof. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                           (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving written notice of its resignation to the parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, the Deposit shall be delivered by it to such successor Escrow Agent or as otherwise shall be instructed in writing by the Company and the Trustee, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time the Escrow Agent has not received such instruction, the Escrow Agent's sole responsibility after that time shall be to safekeep the Deposit until receipt of a designation of successor Escrow Agent, or a joint written instruction as to disposition of the Deposit by the Company and the Trustee or a final order of a court of competent jurisdiction mandating disposition of the Deposit.

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                           (j) The Escrow Agent hereby accepts its appointment
         and agrees to act as escrow agent under the terms and conditions of this Agreement and acknowledges receipt of the Deposit. The Company agrees to pay to the Escrow Agent as payment in full for its services hereunder the Escrow Agent's compensation as mutually agreed by the parties hereto. The Company further agrees to reimburse the Escrow Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder (including reasonable fees, and out-of-pocket expenses and disbursements, of its counsel).

         10. TAX REPORTING. The Company shall be rsponsible for reporting all items of income, gain, expense and loss recognized in the Account.

         11. INTEREST PAYMENTS; PARTIAL RELEASE; TERMINATION; REMEDIES.

                           (a) Immediately prior to or on each of the first four scheduled interest payment dates for the Notes, the Company shall (i) deposit with the Trustee cash from funds other than the Deposit in an amount that is sufficient to pay the interest then due or (ii) direct the Trustee to issue a release order to the Securities Intermediary providing for the release from the Account of cash sufficient to pay the interest on the Notes then due as directed; PROVIDED, HOWEVER, that if the Company fails to effect either of options (i) or (ii) in this
         Section 11(a) within the time period specified, the Trustee shall direct the Securities Intermediary to liquidate investments (to the extent required), and disburse to the Trustee the amounts required to be paid on the Notes as fixed interest with respect to the applicable interest payment date.

                           (b) If the Company elects the option set forth in clause (i) of Section 11(a), and provided that no Default or Event of Default shall then be continuing, the Trustee promptly shall direct the Securities Intermediary to transfer, and the Securities Intermediary promptly shall transfer, an amount equal to such amount deposited with Trustee (the "RELEASE AMOUNT") to the Company in an account in the name of the Company or their designee as designated by the Company or its authorized representative. Concurrent with such transfer of the Release Amount, the security interest in the amounts so transferred shall be released and terminated without further notice, agreement or other action by any party hereto.

                           (c) If at any time, provided that at such time a Default or Event of Default is not continuing, the amount of the Deposit exceeds the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay in full the first four scheduled interest payments on the Notes not theretofore paid (the amount of such excess referred to as the "EXCESS AMOUNT"), and upon receipt of such public accountant's opinion and written direction from the Company, the Trustee promptly shall direct the Securities Intermediary to transfer, and the Securities Intermediary promptly shall transfer, an amount equal to the Excess Amount to the Company in an account in the name of the Company or their designee as designated by the Company or its authorized representative. Concurrent with such transfer of the Excess Amount, the security interest in the amount so transferred shall be

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         released and terminated without further notice, agreement or other action by any party hereto.

                           (d) After such time as the first four scheduled interest payments on the Notes have been made in a timely manner, the Trustee promptly shall direct the Securities Intermediary to transfer, and the Securities Intermediary promptly shall transfer, any and all remaining financial assets and credit balances, interest and other Proceeds thereof in the Account to the Company in an account in the name of the Company or their designee as designated by the Company or their authorized representative and to take such other steps as the Company may request to vest full ownership and control of the Account in the Company. Concurrent with such transfer, the security interest in the Account and the amount so transferred shall be released and terminated without further notice, agreement or other action by any party hereto.

                           (e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

                           (f) If an Event of Default shall occur and be continuing, the Trustee may exercise all rights and remedies of a secured party under the Code or any other applicable law.

         12. MISCELLANEOUS

                           (a) ENTIRE AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

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                           (b) AMENDMENTS. No amendment, modification or
         termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

                           (c) SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

                           (d) SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or assigns.

                           (e) RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement. Except as otherwise defined herein all terms herein shall have the meanings ascribed thereto in Article 8 of the Code.

                           (f) NOTICES. Any notice other communication by the Company, the Trustee or the Securities Intermediary to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested) telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company:

                           American Cellular Corporation
                           13439 North Broadway Extension
                           Suite 200
                           Oklahoma City, OK 73114
                           Attention:  Bruce Knooihuizen
                           Facsimile: (405) 529-8515

With copies to:

                           McAfee & Taft, A Professional Corporation
                           211 North Robinson, 10th Floor
                           Oklahoma City, OK 73102
                           Attention:  Theodore M. Elam
                           Facsimile: (405) 552-2221



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If to the Trustee:

                           United States Trust Company of New York, N.A. 114 West 47th Street
                           New York, New York 10036
                           Attention: Corporate Trust Administration
                           Facsimile: (212) 852-1626

                  If to the Securities Intermediary:

                           United States Trust Company of New York
                           114 West 47th Street
                           New York, New York 10036
                           Attention: Corporate Trust Administration
                           Facsimile: (212) 852-1626

The Company, the Trustee, the Escrow Agent or the Securities Intermediary by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, PROVIDED, HOWEVER, that notices to the Escrow Agent shall be effective only upon receipt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it (except in the case of the Escrow Agent).

                           (g) FURTHER ASSURANCES. At any time and from time to time, upon the request of the Trustee and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including without limitation, the filing of any financing statements under the Code (or similar laws) in effect with respect to the security interests granted hereby.

                           (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                           (i) CHOICE OF LAW. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State of New York. The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the State of New York which are applicable to agreements which are executed, delivered and performed in that State.


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IN WITNESS WHEREOF, the Parties hereto have caused this Escrow and Security
Agreement to be duly executed as of the day and year first above written.


                                  AMERICAN CELLULAR CORPORATION


                                  By:   /s/ Everett R. Dobson
                                     ---------------------------------------
                                     Name:  Everett R. Dobson
                                     Title: President



                                  UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                                  By:   /s/ Louis P. Young
                                     ---------------------------------------
                                     Name:  Louis P. Young
                                     Title: Vice President


                                  UNITED STATES TRUST COMPANY OF NEW YORK, as Escrow Agent and Securities Intermediary


                                  By:   /s/ Louis P. Young
                                     ---------------------------------------
                                     Name:  Louis P. Young
                                     Title: Vice President










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                                    EXHIBIT A

                              Permitted Investments

1. Securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities no later than October 15, 2003.

2. Money market funds at least 95% of which constitute investments of the types described in 1 above.